SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)
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☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
ZONAGEN, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Zonagen, Inc.
2408 Timberloch Place, Suite B-1
The Woodlands, Texas 77380
March 27, 2006
TO OUR STOCKHOLDERS:
     You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Zonagen, Inc. to be held on Tuesday, May 2, 2006, at 12:00 p.m., Eastern Daylight Time, at the Marriott New York East Side Hotel, 525 Lexington Avenue, New York, New York. A Notice of the Annual Meeting, Proxy Statement and form of Proxy are enclosed with this letter.
     We encourage you to read the Notice of the Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. Your participation in the Company’s business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope. We urge you to vote regardless of whether you expect to attend the Annual Meeting so that we may ensure that a quorum is present.
     We look forward to seeing you on May 2, 2006.

Sincerely,
/s/ Joseph S. Podolski

Joseph S. Podolski President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND REVOCABILITY OF PROXIES
PURPOSES OF THE MEETING
QUORUM AND VOTING
PROPOSAL NUMBER 1:
AUDIT COMMITTEE REPORT
PROPOSAL NUMBER 2:
PROPOSAL NUMBER 3:
COMPENSATION AND OPTION COMMITTEE OF THE BOARD OF DIRECTORS REPORT
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF STOCKHOLDERS
FINANCIAL INFORMATION
Additional Proxy Material

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
TO BE HELD MAY 2, 2006
To the Stockholders of Zonagen, Inc.:
     The Annual Meeting of Stockholders (the “Annual Meeting”) of Zonagen, Inc. (the “Company”) will be held on Tuesday, May 2, 2006, at 12:00 p.m., Eastern Daylight Time, at the Marriott New York East Side Hotel, 525 Lexington Avenue, New York, New York, for the following purposes:
1.	To elect a board of seven directors of the Company, each to serve until the Company’s next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to change the name of the Company to “Repros Therapeutics Inc.”;

3.	To ratify and approve the appointment of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for its fiscal year ending December 31, 2006; and

4.	To act on such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Only stockholders of record at the close of business on March 10, 2006 will be entitled to notice of and to vote at the Annual Meeting.
     It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person. In order to be able to have your vote counted at the Annual Meeting, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the account holder that you are the beneficial owner of the shares you are voting.

By Order of the Board of Directors,
/s/ Louis Ploth, Jr.

Louis Ploth, Jr. Secretary

The Woodlands, Texas
March 27, 2006

Zonagen, Inc.
2408 Timberloch Place, Suite B-1
The Woodlands, Texas 77380

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 2, 2006
SOLICITATION AND REVOCABILITY OF PROXIES
     The accompanying Proxy is solicited by the Board of Directors of Zonagen, Inc. (the “Company”), to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) of the Company to be held on Tuesday, May 2, 2006, at 12:00 p.m., Eastern Daylight Time, at the Marriott New York East Side Hotel, 525 Lexington Avenue, New York, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) of the Annual Meeting. If the accompanying Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the Proxy confers discretionary authority to the persons named in the Proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.
     Each stockholder of the Company has the unconditional right to revoke his Proxy at any time prior to its exercise, either in person at the Annual Meeting or by written notice to the Company addressed to Secretary, Zonagen, Inc., 2408 Timberloch Place, Suite B-1, The Woodlands, Texas 77380. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting. If you are present at the Annual Meeting, in order to be able to have your vote counted at the Annual Meeting and thus, to revoke your prior valid vote, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the holder of record that you are the beneficial owner of the shares you are voting.
     The principal executive offices of the Company are located at 2408 Timberloch Place, Suite B-1, The Woodlands, Texas 77380. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy are being mailed to the Company’s stockholders on or about March 27, 2006.
     The Company has retained Morrow & Co., Inc. to solicit proxies by mail, in person or by telephone, at an estimated cost of $5,000 plus reimbursement of reasonable out-of-pocket expenses. In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or the Internet. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.
     All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of Proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

PURPOSES OF THE MEETING
     At the Annual Meeting, the Company’s stockholders will be asked to consider and act on the following matters:
1.	Electing a board of seven directors of the Company, each to serve until the Company’s next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2.	Approving an amendment to the Company’s Restated Certificate of Incorporation to change the name of the Company to “Repros Therapeutics Inc.”;

3.	Ratifying and approving the appointment of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for its fiscal year ending December 31, 2006; and

4.	Acting on such other business as may properly come before the Annual Meeting or any adjournments thereof.
QUORUM AND VOTING
     The close of business on March 10, 2006 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the Record Date, the Company had issued and outstanding 10,145,962 shares of the Company’s common stock, par value $.001 share (the “Common Stock”).
     Each stockholder of record of Common Stock will be entitled to one vote per share on each matter that is called to vote at the Annual Meeting. Shares of Common Stock may not be voted cumulatively.
     The presence, either in person or by Proxy, of holders of shares representing a majority of the Common Stock entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur when a broker or other nominee does not have discretionary authority to vote the shares with respect to a particular matter and has not received voting instructions from the beneficial owner with respect to that matter. A plurality vote is required for the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the seven persons receiving the greatest number of votes cast at the Annual Meeting will be elected to serve as directors. Thus, abstentions and broker non-votes will not affect the outcome of the election of directors.
     Approval of the amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name requires the affirmative vote of a majority of all outstanding shares of the Common Stock eligible to vote. Abstentions and broker shares that are not voted on the matter will not be included in determining the number of votes cast, and therefore will count against the proposal.
     All other matters to be voted on will be decided by the vote of the holders of shares representing a majority of the votes present or represented at the Annual Meeting and entitled to vote on such matter. Shares represented at the meeting but that abstain with respect to these proposals will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such abstentions will have the same effect as a vote against the ratification of the reappointment of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm. Broker non-votes will not be treated as shares represented at the meeting and entitled to vote for purposes of this proposal, and therefore will have no effect.
     All Proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any Proxy given by a stockholder may be revoked at any time before it is exercised by the stockholder by (i) filing with the Secretary of the Company an instrument revoking it, (ii) executing and returning a Proxy bearing a later date or (iii) attending the Annual Meeting and expressing a desire to vote his shares of Common Stock in person. If you wish to vote in person at the meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the meeting. Votes will be counted by Computershare Investor Services, LLC, the Company’s transfer agent and registrar.

PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS
     The Board of Directors has nominated and urges you to vote for the election of Joseph S. Podolski, the Company’s President and Chief Executive Officer, Louis Ploth, Jr., the Company’s Vice President, Business Development and Chief Financial Officer, Daniel F. Cain, Jean L. Fourcroy, M.D., Ph.D., M.P.H., Jeffrey R. Harder, Nola Masterson and David Poorvin, Ph.D., all of whom have been nominated to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. The chart below provides information regarding each nominee. Proxies solicited hereby will be voted for all nominees unless stockholders specify otherwise in their Proxies.
     If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.
Nominees for Election as Directors
     The names of the nominees for election as directors, and certain additional information with respect to each of them, are set forth below.

			Year First
			Became
Name	Age	Position with the Company	Director
Joseph S. Podolski	58	President and Chief	1992
		Executive Officer and
		Director

Louis Ploth, Jr.	52	Vice President, Business	2004
		Development and Chief
		Financial Officer and
		Director

Daniel F. Cain	60	Director	2004

Jean L. Fourcroy, M.D., Ph.D., M.P.H.	75	Director	2004

Jeffrey R. Harder	53	Director	2005

Nola Masterson	59	Director	2004

David Poorvin, Ph.D.	59	Director	2004
     Joseph S. Podolski. Mr. Podolski has served as President and Chief Executive Officer of the Company and as a director since 1992. He joined the Company in 1989 as Vice President of Operations. Previously, Mr. Podolski spent twelve years in various engineering, product development and manufacturing positions at G.D. Searle, a subsidiary of Monsanto Company. Before joining Monsanto, Mr. Podolski held positions in manufacturing, engineering, quality control and development of fine chemicals, antibiotics, pharmaceuticals and hospital products with Abbott Laboratories, Dearborn Chemical Company and Baxter Pharmaceuticals. Mr. Podolski holds a B.S. degree in chemistry and a M.S. degree in chemical engineering from the Illinois Institute of Technology.
     Louis Ploth, Jr. Mr. Ploth has served as Chief Financial Officer, Vice President, Business Development and Secretary since January 2001. He has previously served as Vice President, Finance from March 1999 to January 2001, as Chief Financial Officer and Vice President, Business Development from 1993 to 1998, and as Chief Financial Officer from 1998 to March 1999, at which time he also served as General Manager of Fertility Technologies, Inc., a former subsidiary of the Company. Prior to joining Zonagen, Mr. Ploth was employed by Unisyn Technologies where he served concurrently as Chief Financial Officer and as Vice President of Finance and Administration. Mr. Ploth was also Corporate Controller of Synbiotics Corporation. Mr. Ploth has over 24 years of corporate financial and business development experience, with over 20 years experience in the biotechnology industry. Mr. Ploth has a B.S. degree from Montclair State College.

     Daniel F. Cain. Mr. Cain was elected a director in 2004 and became Chairman of the Board in 2005. Since October 1994, Mr. Cain has provided consulting services for small businesses. Since May 2000, he has also served as acting chief executive officer of Wireless Medical, Inc., a Colorado-based medical device company. From 1969 to 1994, Mr. Cain held various positions with Miles Laboratories, Inc., Hexcel Corporation, Scripps-Miles, Inc., Synbiotics Corporation and Heska Corporation. Mr. Cain has 36 years of broad business experience including 27 years with medical companies. Sixteen of these years were with three different biotech startup companies, one of which he co-founded. Mr. Cain has held a wide variety of executive level management positions including chief executive officer, president and chief financial officer. Mr. Cain earned a B.S. degree from LeTourneau College and a M.B.A. degree from Indiana University.
     Jean L. Fourcroy, M.D., Ph.D., M.P.H. Dr. Fourcroy was elected a director in 2004. From 1988 to 2001, she was engaged as a Medical Officer with the U.S. Food and Drug Administration (the “FDA”). Since leaving the FDA, Dr. Fourcroy has been a consultant to the industry and a featured speaker and panel member in numerous meetings and symposia. Dr. Fourcroy is a member of the Board of Directors of the U.S. Anti-Doping Agency and is a Past President of the American Medical Women’s Association. Dr. Fourcroy is the recipient of a 1998 American Urological Association Presidential Citation Award, the 1999 Camille Mermod Award from the American Medical Women’s Association, and an Outstanding Service Award from the American Society of Andrology in April 2000. Dr. Fourcroy received her M.D. from the Medical College of Pennsylvania and her Ph.D. from the University of California at San Francisco. Her surgery and urology residencies were completed at George Washington University Medical Center with Board Certification in Urology in 1981. In 1999, she received her Masters in Public Heath from the Medical College of Wisconsin.
     Jeffrey R. Harder. Mr. Harder was elected a director in 2005. Since April 2004, he has been a shareholder of Winstead Sechrest & Minick P.C., a Texas-based law firm, and is chairman of the firm’s Biotechnology Practice Group. From January 1999 to April 2004, he was the Managing Partner of The Woodlands, Texas office of Andrews Kurth LLP, an office he started for Andrews Kurth in 1993 to service the biotech companies located in The Woodlands. From July 1996 to July 1998, Mr. Harder was Vice President-Corporate Development and General Counsel of The ForeFront Group, Inc., a Nasdaq National Market company founded by Baylor College of Medicine to commercialize software for the scientific community. Mr. Harder has over 21 years of experience in representing biotech, life science and software companies, both public and private, as well as investors, venture capitalists, technology transfer departments and entrepreneurs engaged in commercializing inventions. He obtained his BA degree from Valparaiso University in 1975 and his JD from the University of Illinois in 1978.
     Nola Masterson. Ms. Masterson was elected a director in 2004. Since 1982, she has been the chief executive officer of Science Futures Inc., an investment and advisory firm. Ms. Masterson is currently Managing Member and General Partner of Science Futures LLC, I, II & III, which are all venture capital funds invested in life science funds and companies. She also serves as a Senior Advisor to TVM Techno Venture Management, an international venture capital company. Ms. Masterson was the first biotechnology analyst on Wall Street, working with Drexel Burnham Lambert and Merrill Lynch, and is a co-founder of Sequenom, Inc., a genetic analysis company located in San Diego and Hamburg, Germany. She also started the BioTech Meeting in Laguna Nigel, CA, the annual Biopharmaceutical Conference in Europe, and was nominated to the 100 Irish American Business List in 2003. Ms. Masterson began her career at Ames Company, a division of Bayer, and spent eight years at Millipore Corporation in sales and sales management. Ms. Masterson has 30 years of experience in the life science industry. She received her Masters in Biological Sciences from George Washington University, and continued Ph.D. work at the University of Florida.
     David Poorvin, Ph.D. Dr. Poorvin was elected a director in 2004. He is currently an Executive-in-Residence at Oxford Bioscience Partners, a venture capital company. Dr. Poorvin also is engaged in private consulting for biotech companies. At the end of 2003, Dr. Poorvin retired from Schering-Plough Corporation as Vice President of their Business Development operations where he negotiated licenses, joint ventures and acquisitions of pharmaceutical products and research technologies. Dr. Poorvin’s 22-year career at Schering Plough included 14 years in Business Development as well as tenure as the Director of Clinical Research at Schering-Plough, a position he also held at Pfizer Pharmaceuticals from 1977 to 1981. He was responsible for several NDA programs and product approvals at both companies, including such drugs as Procardia and Imdur. Dr. Poorvin started his career in the pharmaceutical industry at Lederle Laboratories from 1973 to 1977, where he directed pre-clinical research in the cardiovascular area. Dr. Poorvin has over 31 years of experience in the pharmaceutical industry. He received his B.A. degree from Hunter College of the City University of New York and his Ph.D. from Rutgers University.
     The Board of Directors recommends that stockholders vote “FOR” the election of each of the above-named nominees, and Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
     Directors’ Meetings and Compensation
     The Company’s operations are managed under the broad supervision of the Board of Directors, which has ultimate responsibility for the establishment and implementation of the Company’s general operating philosophy, objectives, goals and policies. The Board is currently comprised of a majority of independent directors. The Board has determined that Drs. Fourcroy and Poorvin, Messrs. Cain and Harder and Ms. Masterson are “independent” as independence is defined under the listing standards for The Nasdaq Stock Market. The Board based these determinations primarily on a review of the responses our directors provided to questions regarding employment and compensation history, affiliations and family and other relationships. During 2005, the Board of Directors convened on five occasions. All directors attended at least 75% of the meetings held by the Board and any committee of the Board on which he or she served during his or her tenure in 2005. The Company’s current policy is to have its directors attend the Company’s annual meeting of stockholders. All of the Company’s directors were available at the Company’s 2005 annual meeting of stockholders, except for Ms. Masterson and Dr. Fourcroy. Mr. Harder was elected to the Board at the 2005 annual meeting.
     Employee directors do not receive additional compensation for service on the Board of Directors or its committees. The Company reimburses each non-employee director for travel expenses incurred in connection with attendance at Board meetings. For regular board and Committee meetings attended in person or telephonically, non-employee directors currently receive $2,000 per meeting in cash with the exception of a Committee Chairperson which receives $3,000. Non-regular meetings are compensated at the rate of $250 per hour with a minimum compensation of 2 hours per meeting. Employee directors are eligible to participate in the Company’s 2004 Employee and Consultant Stock Option Plan (the “Incentive Plan”). Non-employee directors are entitled to participate in the Company’s 2000 Non-employee Directors’ Stock Option Plan (the “2000 Director Plan”).
     Under the 2000 Director Plan, (i) each non-employee director who is first elected to the Board is entitled to receive an option to purchase 40,000 shares of the Company’s Common Stock on the date on which he first becomes a non-employee director, vesting over three (3) years, and (ii) each non-employee director in office immediately after each subsequent annual meeting of stockholders will receive an option to purchase 5,000 shares of Common Stock, vesting over twelve (12) months, effective on such date. Additionally under the 2000 Director Plan, the Chairman of the Board (if a non-employee) who is first elected to the Board is entitled to receive an option to purchase 10,000 shares of Common Stock on the date on which he first becomes Chairman, and the Chairman (if a non-employee) in office immediately after each subsequent annual meeting of stockholders will receive an option to purchase 10,000 shares of Common Stock effective on such date or, at the election of the Chairman, an annual $25,000 stipend paid monthly. The Company did not have a Chairman of the Board between January 2004 and June 20 2005.
     During 2005, the Company paid an aggregate of $109,083 to its non-employee directors. The Company granted options to purchase an aggregate of 60,000 shares of Common Stock to non-employee directors during 2005 as predetermined in the 2000 Director Plan.
Board Committees
     Pursuant to delegated authority, various Board functions are discharged by the standing committees of the Board. The Board of Directors has appointed three principal standing committees: the Compensation and Option Committee, the Nominating and Corporate Governance Committee and the Audit Committee. Copies of the Audit Committee Charter, the Compensation and Option Committee Charter and the Nominating and Corporate Governance Committee Charter are available in the Corporate Governance section of the Company’s web site at http://www.zonagen.com. In addition, the Company has adopted a Code of Business Conduct and Ethics for directors, officers and employees and a Code of Ethics for Senior Financial Officers, which are available on the Corporate Governance Section of the Company’s website at http://www.zonagen.com. If any substantive amendments are made to either code, the nature of such amendment will be disclosed on the Company’s website. In addition, if a waiver from either code is granted to an executive officer, director or principal accounting officer, the nature of such waiver will be disclosed on the Company’s website.
     Audit Committee. The Audit Committee, currently comprised of Mr. Cain, as Chairman, Ms. Masterson and Dr. Poorvin, provides assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices, recommends to the Board of Directors the engagement by the Company of its independent public accountants, approves services performed by the Company’s independent public accountants, including fee arrangements and the range of audit and non-audit services, maintains a direct line of communication between the Board of Directors and the Company’s independent public accountants and performs such other functions as may be prescribed with respect to audit committees under applicable rules, regulations and policies of The Nasdaq Stock Market, Inc. The Audit Committee also evaluates the Company’s system of internal controls, the internal audit function and other related areas. The Audit Committee holds a private executive session with the Company’s independent auditors following every Audit Committee Meeting. This executive session excludes the Company’s management and consultants. The Audit Committee meets quarterly and convened four times in 2005.
     As required by The Nasdaq Stock Market and Securities and Exchange Commission (the “Commission”) rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that none of the current members of the Audit Committee have a relationship with the Company that might interfere with the exercise of their independence from the Company or its management and has determined that each member of the Audit Committee is independent, as independence is defined in the listing standards for The Nasdaq Stock Market. The Board of Directors has determined that Mr. Cain, Chairman of the Audit Committee, is an audit committee financial expert as described in Item 401(h) of Regulation S-K.
     Compensation and Option Committee. The Compensation and Option Committee, currently comprised of Mr. Harder, Ms. Masterson, Dr. Poorvin, selects the employees to whom stock options are to be granted, determines the terms and conditions provided for in each option grant and reviews and recommends to the Board of Directors the amount of compensation to be paid to officers of the Company. The Compensation and Option Committee met six times in 2005. The Board of Directors has determined that each member of the Compensation and Option Committee is independent, as independence is defined in the listing standards for The Nasdaq Stock Market.
     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently comprised of Drs. Fourcroy and Poorvin, Messrs. Cain and Harder and Ms. Masterson. The Nominating and Corporate Governance Committee investigates and makes recommendations to the Board with respect to qualified candidates to be nominated for election to the Board and reviews and makes recommendations to the Board of Directors with regard to candidates for directors nominated by stockholders in accordance with the Company’s bylaws. This committee also investigates and makes recommendations to the Board with regard to all matters of corporate governance, including the structure, operation and evaluation of the Board and its committees. The Nominating and Corporate Governance Committee met four times during 2005. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence is defined in the listing standards for The Nasdaq Stock Market.
     Executive Sessions of the Board of Directors. The Company’s policy is to have its Non-Management Directors meet regularly in executive sessions following each of its regularly scheduled meetings of the Board of Directors in a calendar year. “Non-Management” Directors are all those Directors who are not employees of the Company and does not include Directors, if any, who are not independent as determined by the Board of Directors. The Non-Management Directors presently consist of all current Directors except Messrs. Podolski and Ploth.
     Communications with Directors. The Company’s security holders and other interested parties may communicate with one or more of its Directors (including any presiding Director or the Non-Management Directors as a group) by mail in care of Secretary, Zonagen, Inc., 2408 Timberloch Place, Suite B-1, The Woodlands, Texas 77380. Such communications should specify the intended recipient or recipients. All such communications, other than commercial solicitations or communications, will be forwarded to the appropriate Director or Directors.
     Stockholder Nominations. The Nominating and Corporate Governance Committee will consider proposals for nominees for Director from stockholders. In order to nominate a Director at the Annual Meeting, the Company’s Bylaws require that a stockholder follow the procedures set forth in Section 2.12 of the Company’s Bylaws (available on the Company’s web site at http://www.zonagen.com). In order to recommend a nominee for a Director position, a stockholder must be a stockholder of record at the time the stockholder gives notice of its recommendation and the stockholder must be entitled to vote for the election of Directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered to the Company’s principal executive offices no less than 50 days nor more than 75 days prior to the date of the annual or special meeting at which Directors are to be elected; provided, that if the date of the annual or special meeting was not publicly announced more than 65 days prior to the annual or special meeting, such notice by the stockholder will be timely if delivered to the Secretary no later than the close of business on the 15th day following the day on which such announcement of the date of the meeting was communicated to the stockholders.
     The stockholder notice must set forth the following:
     1. As to each person the stockholder proposes to nominate for election as a Director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
2.	The written consent to serve as a director if elected by each person nominated;

3.	Name and address of the stockholder as they appear on the Company’s books; and

4.	The class and number of shares of Common Stock beneficially owned by such stockholder.
     In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.
     Nominating and Corporate Governance Committee Nominations. The Nominating and Corporate Governance Committee selects each nominee based on the nominee’s skills, achievements and experience. The following will be considered, among other things, in selecting candidates for the Board of Directors: knowledge, experience, and skills in areas critical to understanding the Company and its business (including financial expertise); personal characteristics, such as integrity and judgment; and candidates’ commitments to the boards of other companies.
     When seeking candidates for Director, the Nominating and Governance Committee may solicit suggestions from incumbent Directors, management, stockholders or others. While the Committee has authority under its charter to retain a search firm for this purpose, no such firm was utilized in 2005. After conducting an initial evaluation of a potential candidate, the Committee will interview that candidate if it believes such candidate might be suitable to be a Director. The Committee may also ask the candidate to meet with management. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s election.

AUDIT COMMITTEE REPORT
     The Audit Committee is currently comprised of three directors who are independent, as defined by the standards of the Nasdaq Stock Market. The Audit Committee assists the Board in overseeing matters relating to the Company’s accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements. On March 24, 2004, the Audit Committee adopted, and the Board of Directors ratified, a new Audit Committee Charter, a copy of which was filed in the proxy statement for the 2004 annual meeting of stockholders.
     The Audit Committee met four times during the year ended December 31, 2005. The Audit Committee reviewed with management and the independent auditors the interim financial information included in the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2005 prior to their being filed with the Commission and reviewed in a meeting held in 2006 the financial information for the fiscal quarter and year ended December 31, 2005, as filed with the Company’s Form 10-K for the year ended December 31, 2005.
     The independent auditors provided the Audit Committee with a written statement describing all the relationships between the Company and its auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.
     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
     With and without management present, the Audit Committee discussed and reviewed the results of the independent auditors’ examination of the Company’s December 31, 2005 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.
     The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2005, and discussed them with management and the independent auditors. Based on such review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Commission.
     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Nola Masterson
David Poorvin, Ph.D.
Daniel F. Cain, Chairman

PROPOSAL NUMBER 2:
APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
     The Board of Directors unanimously proposes that the stockholders approve an amendment to Article I of the Company’s Restated Certificate of Incorporation to change the Company’s name from Zonagen, Inc. to Repros Therapeutics Inc. The text of Article I of the Restated Certificate of Incorporation as proposed to be amended is as follows:
“ARTICLE I
The name of the Corporation is Repros Therapeutics Inc.”
Reasons for the Proposed Amendment
     The Company pursued the development and commercialization of its phentolamine-based products for the treatment of male and female sexual dysfunction throughout the 1990s under its current name of Zonagen, Inc., which was originally given to the Company to reflect its zona pellucida technology relating to birth control vaccines.
     After the FDA placed a partial clinical hold on the Company’s phentolamine-based products, the Company changed its focus. Beginning in 2000, the Company sought alternative strategies to maximize stockholder value. Through internal research and external acquisitions, the Company secured rights in its current product candidates, Proellex and Androxal, and has refocused its development on these two promising product candidates.
     As a result, the Company believes that its current name, Zonagen, Inc., no longer reflects its new focus on the treatment of indications relating to the health of the reproductive systems of both males and females, and believes that the proposed name, Repros Therapeutics Inc., more accurately reflects this focus.
Effectiveness of the Proposed Amendment
     If approved by the holders of at least a majority of the Company’s common stock eligible to vote, the amendment to Article I of the Restated Certificate of Incorporation will become effective upon filing a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur shortly after the Annual Meeting. Upon effectiveness of the proposed amendment to the Charter, the Company’s stockholders will not be required to exchange outstanding stock certificates for new certificates. If the proposed amendment to the Restated Certificate of Incorporation is not approved by the holders of the Company’s Common Stock eligible to vote, the Certificate of Amendment to the Restated Certificate of Incorporation will not be filed, and the Company’s name will not be changed.
Vote Required for Approval of the Proposed Amendment
     Approval of the proposed amendment to Article I of the Restated Certificate of Incorporation requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock.
     The Board of Directors recommends that stockholders vote “FOR” approval of the proposed amendment to Article I of the Restated Certificate of Incorporation, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

PROPOSAL NUMBER 3:
RATIFICATION AND APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
     The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm to make an examination of the accounts of the Company for the fiscal year ending December 31, 2006, subject to ratification by the Company’s stockholders. The Company anticipates that representatives of PricewaterhouseCoopers LLP will not be present at the Annual Meeting. However, the Company anticipates that representatives of PricewaterhouseCoopers LLP will be available telephonically and will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.
Fees Paid to Registered Independent Public Accounting Firm
     The following table sets forth the aggregate fees billed to the Company by its registered independent public accounting firm, PricewaterhouseCoopers LLP, for fiscal years ended December 31, 2005 and 2004, respectively:

	2005	2004
Audit Fees	$103,700	$302,978
Audit Related Fees	0	0
Tax Fees	5,000	4,500
All Other Fees	0	0
Total Fees	$108,700	$307,478
     The services provided under the caption “Audit Fees” for 2004 were for professional services rendered for audits of the Company’s financial statements and the Company’s self tender offer. $210,178 in services provided under the caption “Audit Fees” for 2004 relate to accounting consultation services performed in connection with the Company’s public offering completed in February 2005 and services related to securities matters. The services provided under the caption “Tax Fees” for 2005 and 2004 relate to certain compliance related services and tax advice to the Company. The Audit Committee considered whether the provision of the services reflected under “Tax Fees” above might have affected PricewaterhouseCoopers’ independence with respect to their audit of the Company’s financial statements, and the Audit Committee believes that such services did not affect, and were compatible with, PricewaterhouseCoopers’ independence.
Audit Committee Pre-Approval Policies and Procedures
     The Audit Committee’s policy provides that the Company’s independent registered public accounting firm (the “Audit Firm”) may provide only those services pre-approved by the Audit Committee or its designated subcommittee. The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the Audit Firm. To the extent practical, at the same meeting the Audit Committee also reviews and approves a budget for each of such services. The term of any such pre-approval is for the period of the annual audit cycle, unless the Audit Committee specifically provides for a different period.
     Services proposed to be provided by the Audit Firm that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee.
     All requests or applications for the Audit Firm to provide services to the Company must be submitted to the Audit Committee or its designated subcommittee by the Audit Firm and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence. It is the Company’s policy that if any of its employees or any representative of the Audit Firm becomes aware that any services are being, or have been, provided by the Audit Firm to the Company without the requisite pre-approval, such individual must immediately notify the Chief

Financial Officer, who must promptly notify the Chairman of the Audit Committee and appropriate members of senior management so that prompt action may be taken to the extent deemed necessary or advisable.
     The Audit Committee may form and delegate to a subcommittee composed of one or more of its members, the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the Audit Firm.
     The Board of Directors recommends that stockholders vote “FOR” ratification and approval of the appointment of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ended December 31, 2006, and Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

COMPENSATION AND OPTION COMMITTEE OF THE BOARD OF DIRECTORS REPORT
     The Compensation and Option Committee (the “Committee”) of the Board of Directors of the Company currently consists of Mr. Harder, Ms. Masterson and Dr. Poorvin, none of whom is an officer or employee of the Company. The Committee is responsible for evaluating the performance of management and determining the compensation for executive officers of the Company and for administering the Company’s Incentive Plans under which grants may be made to employees of the Company. The Committee has furnished the following report on executive compensation for 2005:
     Under the supervision of the Committee, the Company has developed a compensation policy which is designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or stock and tied to the achievement of certain personal and corporate goals or milestones and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders.
     In determining the level and composition of compensation of each of the Company’s executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committee generally seeks to set salaries comparable to those of peer group companies. In setting such salaries, the Committee considers its peer group to be certain companies in the biotechnology industries that are a similar market capitalization and size to that of the Company. Such competitive group does not necessarily include the companies comprising the indexes reflected in the performance graph in this Proxy Statement. Because the Company is still developing technologies, the use of certain traditional performance standards (e.g., profitability and return on equity) is not currently appropriate in evaluating the performance of the Company’s executive officers. Consequently, in evaluating the performance of management, the Committee takes into consideration such factors as the Company’s achieving specified milestones or goals in its clinical development programs and the general progress of the Company’s clinical trials. In addition, the Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability.
     Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer’s base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with certain of its executive officers, such agreements provide that base salaries will be determined by the Committee after review. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with the Company for business, scientific and executive talents. As stated above, such comparable companies are generally those with similar market capitalizations and size and are not necessarily among the companies comprising the industry or broad market indexes reflected in the performance graph in this Proxy Statement. No pre-determined weights are given to any one of such factors. The base salaries for the executive officers generally, and the Chief Executive Officer specifically, for fiscal 2005 were comparable to the Company’s peer group companies.
     In addition to each executive officer’s base compensation, the Committee may award cash bonuses and may grant awards under the Company’s Incentive Plan to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals are the same as discussed above.
     All employees of the Company, including its executive officers, are eligible to receive long-term stock-based incentive awards under the Company’s Incentive Plan as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutuality of interest between the Company’s employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company’s Incentive Plan enhances the Company’s ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive’s position in the Company, his or her performance and responsibilities, the amount of stock options, if any, currently held by the officer, the vesting schedules of any such options and the executive officer’s other compensation. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones.
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), added by the Revenue Reconciliation Act of 1993, places a $1.0 million annual cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as “performance based” compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1.0 million limit. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on the Company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.
Compensation of Chief Executive Officer
     The annual base salary of Joseph S. Podolski, the Company’s President and Chief Executive Officer was increased to $315,000 in 2005 from its 2004 level of $300,000 as a cost of living adjustment. Mr. Podolski received a cash bonus of $99,225 in 2006 for his services in 2005. The Committee members will continue to use criteria established by the Committee previously in determining Mr. Podolski’s compensation in the future as well as other factors and criteria that this Committee determines is appropriate in setting compensation for the Company’s Chief Executive Officer.
     The foregoing report is given by the following members of the Committee:
Jeffrey R. Harder
Nola Masterson
David Poorvin, Ph.D.
     The report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION
Executive Officers
     Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past 5 years.

Name	Age	Position
Joseph S. Podolski	58	President, Chief Executive Officer, and Director
Louis Ploth, Jr.	52	Vice President, Business Development, Chief
		Financial Officer, Secretary and Director
     Information pertaining to Messrs. Podolski and Ploth may be found in the section entitled “Proposal Number 1-Election of Directors – Nominees for Election as Directors.”
Compensation of Executive Officers
  Summary Compensation Table
     The following table provides certain summary information concerning compensation paid or accrued during the last three years to the Company’s President and Chief Executive Officer and to the Company’s other executive officer who had compensation in excess of $100,000 during the last fiscal year (the “Named Executive Officers”):

		Annual Compensation			Long-Term Compensation
					Restricted	Securities
					Stock	Underlying		All Other
Name and Principal Position	Year	Salary	Bonus		Awards	Options		Compensation(1)
Joseph S. Podolski	2005	$315,000	$99,225	(2)	—	—		$6,000	(4)
President and Chief Executive	2004	$298,898	—		—	272,866	(3)	$6,000	(4)
Officer	2003	$280,000	—		—	—		$6,000	(4)

Louis Ploth, Jr.	2005	$199,500	$44,888	(2)	—	—		—
Chief Financial Officer, Vice	2004	$187,533	—		—	165,383	(3)	—
President, Business Development	2003	$150,000	—		—	—		—
and Secretary

(1)	During the periods indicated, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table.

(2)	Paid in February 2006 for services performed in 2005.

(3)	Of the total number of shares issuable upon exercise of such options, 58,561 shares issuable upon exercise of Mr. Podolski’s options and 20,925 shares issuable upon exercise of Mr. Ploth’s options related to performance-based options which were tied to certain milestones to be achieved by January 25, 2005 and some of these milestones were not achieved. As a result, only 46,848 shares issuable upon exercise of Mr. Podolski’s performance-based options and 16,740 shares issuable upon exercise of Mr. Ploth’s performance-based options remain outstanding and have vested. Options to purchase 11,713 shares and 4,185 shares for Messrs. Podolski and Ploth, respectively, have terminated as a result.

(4)	Represents car allowance.

  Option Exercises and Holdings
     The following table sets forth information concerning option exercises and the value of unexercised options held by the President and Chief Executive Officer and the other Named Executive Officer of the Company named in the Summary Compensation Table as of the end of the last fiscal year:
AGGREGATED OPTION EXERCISES IN 2005
AND OPTION VALUES AT DECEMBER 31, 2005

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
	Shares		Options Held at		Options Held at
	Acquired on	Value	December 31, 2005		December 31, 2005(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph S. Podolski	—	—	356,858	339,295	$549,061	$411,865
Louis Ploth, Jr.	—	—	213,006	61,192	$371,584	$157,339

(1)	Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company’s Common Stock on December 30, 2005 was $5.11, based on the closing sales price on the Nasdaq Capital Market on December 30, 2005.
     Equity Compensation Plan Information
     The following table provides information as of December 31, 2005, regarding compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities shown in
Plan category	warrants and rights	warrants and rights	the first column)
Equity compensation plans approved by shareholders(1)	1,715,363	$4.66	792,935
Equity compensation plans not approved by shareholders	—	—	—

Total	1,715,363	$4.66	792,935

(1)	Consists of shares of Common Stock issued or remaining available for issuance under the Incentive Plan, 2004 Stock Option Plan and 2000 Director Plan.
Employment Agreements
     The Company has employment agreements with Messrs. Podolski and Ploth which provide for current annual salaries of $315,000 and $199,500, respectively. The agreements provide that the Company will pay Messrs. Podolski and Ploth an annual incentive bonus as may be approved by the Board of Directors and that they are entitled to participate in all employee benefit plans sponsored by the Company.
     Mr. Podolski’s employment agreement provides for automatic annual renewals each January unless terminated in writing by either party. If terminated for reasons other than cause, Mr. Podolski is entitled to receive his annual base salary and certain employment benefits for 1 year following termination. In addition, he is entitled to the following severance payments in the event he is terminated without cause or resigns for good reason within 12 months following a change of control: a cash lump sum payment equal to the present value of the aggregate amount of payments set forth below, in which the present value is determined as of the closing date of the change of control transaction (as if he was terminated or had resigned on such date). Mr. Podolski has agreed to defer payment of such amount, and in lieu of such lump sum payment, he will receive the payments listed in the following table. All of the payments listed below, other than the first payment made at the closing of a change of control, would be made out of an irrevocable Rabbi Trust which would be funded by the Company immediately prior to the closing of a change of control transaction:

Amount of payment	Payment due date
Current base salary	On the closing of the change of control transaction
$150,000	1st anniversary after closing
$150,000	2nd anniversary after closing
$150,000	3rd anniversary after closing
$150,000	4th anniversary after closing
$125,000	5th anniversary after closing
$75,000	6th anniversary after closing
     Finally, Mr. Podolski is entitled to acceleration of all unvested options and an extension of the period of exercisability of his options for a 2 year period following the closing of a change of control transaction and is entitled to receive benefits coverage for a period of 12 months following his termination.
     Mr. Ploth’s employment agreement expires in December 2006 with automatic annual renewals unless otherwise terminated by either party. If terminated for reasons other than cause, Mr. Ploth is entitled to salary and certain employment benefits for 12 months following termination. In addition, he is entitled to the following severance payments in the event he is terminated without cause or resigns for good reason within 12 months following a change of control: a cash lump sum payment equal to the present value of the aggregate amount of payments set forth below, in which the present value is determined as of the closing date of the change of control transaction (as if he was terminated or had resigned on such date). Mr. Ploth has agreed to defer payment of such amount, and in lieu of such lump sum payment, he will receive the payments listed in the following table. All of the payments listed below, other than the first payment made at the closing of a change of control, would be made out of an irrevocable Rabbi Trust which would be funded by the Company immediately prior to the closing of a change of control transaction:

Amount of payment	Payment due date
Current base salary	On the closing of the change of control transaction
$75,000	1st anniversary after closing
$75,000	2nd anniversary after closing
$75,000	3rd anniversary after closing
$75,000	4th anniversary after closing
$62,500	5th anniversary after closing
$37,500	6th anniversary after closing
     Finally, Mr. Ploth is entitled to acceleration of all unvested options and an extension of the period of exercisability of his options for a 2 year period following the closing of a change of control transaction and is entitled to receive benefits coverage for a period of 12 months following his termination.
Certain Relationships and Related Transactions
     Jeffrey R. Harder, a director, is a shareholder of Winstead Sechrest & Minick P.C., a law firm that has provided services to the Company since April 2004. The Company’s fee arrangement with Winstead Sechrest & Minick P.C. is negotiated on a similar basis as arrangements with other outside legal counsel and is subject to similar terms and conditions. The fees that the Company pays to Winstead Sechrest & Minick P.C. are comparable to those that the Company pays to other law firms for similar services. The Company’s Board has reviewed this arrangement and determined that it is not material to Mr. Harder. The Company paid legal fees to Winstead Sechrest & Minick P.C. in 2005 in an amount not more than 5% of the firm’s gross revenues for 2005.

Performance Graph
     The following performance graph compares the performance of the Common Stock to the Nasdaq Combined Composite Index and to the Nasdaq Index of Pharmaceutical Companies. The graph covers the fiscal years ending December 31, 2000 to December 31, 2005. The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 at December 31, 2000 and that all dividends were reinvested.
     The foregoing stock price performance comparisons shall not be deemed incorporated by reference into this Proxy Statement or any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table presents certain information regarding the beneficial ownership of Common Stock as of March 10, 2006 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) the Company’s Chief Executive Officer and the other Named Executive Officer, and (iv) all directors and executive officers as a group.

	Amount and
	Nature of
	Beneficial
	Ownership of		Percentage of
Name of Beneficial Owner	Common Stock(1)		Class(2)
UBS AG	1,010,718	(3)	9.96%
Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland

HBK Investments, L.P.	1,000,000	(4)	9.86%
300 Crescent Court, Suite 700 Dallas, Texas 75201

ProMed Asset Management, LLC	843,485	(5)	8.31%
125 Cambridgepark Drive Cambridge, Massachusetts 02140

Great Point Partners, LLC	721,100	(6)	7.11%
2 Pickwick Plaza, Suite 450 Greenwich, Connecticut 06830

Efficacy Biotech Master Fund Ltd.	672,528	(7)	6.63%
11622 El Camino Real, Suite 100 San Diego, California 92130

BVF Partners L.P.	582,743	(8)	5.74%
227 West Monroe, Suite 4800 Chicago, Illinois 60606

Daniel Cain	34,999	(9)	*
Jean L. Fourcroy, M.D., Ph.D., M.P.H.	34,999	(9)	*
Jeffrey R. Harder	12,498	(10)	*
Nola E. Masterson	19,999	(11)	*
Joseph S. Podolski	484,298	(12)	4.60%
Louis Ploth	257,766	(13)	2.49%
David Poorvin, Ph.D.	19,999	(11)	*
All directors and executive officers
as a group (7 persons)	864,558	(9)-(13)	7.99%

*	Does not exceed 1%.

(1)	Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such persons.

(2)	In accordance with the rules of the Securities and Exchange Commission, each beneficial owner’s percentage ownership assumes the exercise or conversion of all options, warrants and other convertible securities held by such person and that are exercisable or convertible within 60 days after March 10, 2006.

(3)	Based on information contained in a Schedule 13G dated February 10, 2006, UBS AG has sole voting and dispositive power with respect to all of the shares for the benefit of UBS Investment Bank, Wealth Management USA and the Global Wealth Management and Business Banking groups of UBS AG.

(4)	Based on information contained in a Schedule 13G/A dated February 14, 2006, HBK Investments L.P. has sole voting and dispositive power with respect to all of the shares.

(5)	Based on information contained in a Schedule 13G filed on February 16, 2006, ProMed Asset Management, LLC shares voting and dispositive power with respect to 160,356 shares with ProMed Partners, L.P. and ProMed Partners II, L.P. The Director of the Managing Member of ProMed Asset Management, LLC, David Musket, is also the President of ProMed Management, Inc., which shares voting and dispositive power with respect to 657,129 shares with ProMed Offshore, L.P. and ProMed Offshore II, L.P. An additional 26,000 shares are owned by Barry Kurokawa, an affiliate of ProMed Asset Management and ProMed Management.

(6)	Based on information contained in a Schedule 13G/A dated February 13, 2006, Great Point Partners shares voting and dispositive power with respect to all of the shares listed above as the investment manager of Biomedical Value Fund, L.P., which owns 363,318 shares, and Biomedical Offshore Value Fund, Ltd., which owns 357,782 shares. Dr. Jeffrey R. Jay, M.D. is the senior managing member of Great Point Partners.

(7)	Based on information contained in a Schedule 13G dated February 6, 2006, Efficacy Biotech Master Fund Ltd. (“EBMFL”) shares voting and dispositive power with respect to all of the shares listed above with (i) Efficacy Capital Ltd. (“Efficacy Capital”) which acts as investment adviser with investment discretion on behalf of EBMFL and (ii) Mark Lappe, who is a principal and a managing member of Efficacy Capital. In addition, Efficacy Biotech Fund, L.P. and Efficacy Biotech Fund Limited each have an indirect interest in all of the shares as a result of their ownership interests in EBMFL.

(8)	Based on information contained in a Schedule 13G/A dated February 13, 2004, BVF Partners L.P. shares voting and dispositive power with respect to all of the shares listed above with its general partner, BVF Inc., on behalf of the following entities with which it shares voting and dispositive power in the following amounts: Biotechnology Value Fund, L.P., 221,443 shares; Biotechnology Value Fund II, L.P., 116,138 shares; BVF Investments, L.L.C., 217,862 shares; and Investment 10, L.L.C., 27,300 shares.

(9)	Includes 34,999 shares issuable upon exercise of options.

(10)	Includes 9,999 shares issuable upon exercise of options.

(11)	Includes 19,999 shares issuable upon exercise of options.

(12)	Includes (i) 300 shares of Common Stock which are held by certain of Mr. Podolski’s family members and (ii) 384,717 shares of Common Stock issuable upon the exercise of options. Mr. Podolski disclaims beneficial ownership of the shares owned by his family members.

(13)	Includes 225,044 shares of Common Stock issuable upon the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.
     To the Company’s knowledge, based solely on the Company’s review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner.
PROPOSALS OF STOCKHOLDERS
     Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2007 must be received at the office of the Secretary of the Company no later than November 28, 2006 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.
     Pursuant to the Company’s bylaws, a stockholder that intends to present business at the 2007 Annual Meeting and has not submitted such proposal by the date set forth above must notify the Secretary of the Company by March 14, 2007. If such notice is received after March 14, 2007, then the notice will be considered untimely, and the Company is not required to present such business at the 2007 Annual Meeting.
     All proposals must comply with applicable SEC regulations and the Company’s Bylaws as amended to date.
FINANCIAL INFORMATION
     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is being furnished with this Proxy Statement to stockholders of record on the Record Date. The Form 10-K does not constitute a part of this Proxy Statement or the proxy solicitation material.

By Order of the Board of Directors

/s/ Louis Ploth, Jr.

Louis Ploth, Jr.
Secretary
March 27, 2006
The Woodlands, Texas

PROXY —ZONAGEN, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Joseph S. Podolski and Louis Ploth, Jr. or their designees as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Marriott New York East Side Hotel, 525 Lexington Avenue, New York, New York, May 2, 2006, at 12:00 p.m. Eastern Daylight Time, and any adjournments thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated below.
The shares of stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR the election of the nominees for director, FOR approval of the amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name to “Repros Therapeutics Inc.” and FOR ratification of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm.
Please vote, sign, date and return this proxy card promptly using the enclosed envelope.
(Continued and to be voted on reverse side.)
ZONAGEN, INC.
☐ Mark this box with an X if you have made changes to your name or address details above.
ANNUAL MEETING PROXY CARD
A. ELECTION OF DIRECTORS
1. The Board of Directors recommends a vote FOR the listed nominees:

	FOR	WITHHOLD
01 — Joseph S. Podolski	☐	☐
02 — Louis Ploth, Jr.	☐	☐
03 — Daniel F. Cain	☐	☐
04 — Jean L. Fourcroy, M.D., Ph.D., M.P.H.	☐	☐
05 — Jeffrey R. Harder	☐	☐
06 — Nola Masterson, M.S.	☐	☐
07 — David Poorvin, Ph.D.	☐	☐
B. PROPOSALS
The Board of Directors recommends a vote FOR the following proposals:
2. To approve the amendment to the Company’s Restated Certificate of Incorporation to change the name of the Company to “Repros Therapeutics Inc.”

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. To ratify the election of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ended December 31, 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐
C. AUTHORIZED SIGNATURES — SIGN HERE — THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

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